Exhibit 99.1

News Release

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information:

Investor and Media Contact:

Mark Namaroff

Sr. Director of Investor Relations and Corporate Communications

(978) 326-4058

investorrelations@analogic.com

Analogic Stockholders Approve Acquisition by an Affiliate of

Altaris Capital Partners

PEABODY, Mass. – June 21, 2018 – Analogic Corporation (Nasdaq: ALOG) (“the Company” or “Analogic”), a provider of leading-edge healthcare and security solutions, today announced that its stockholders have approved the previously announced merger agreement under which an affiliate of Altaris Capital Partners, LLC (together with certain affiliated entities, “Altaris”) will acquire all of the outstanding shares of Analogic for $84.00 per share in cash, or approximately $1.1 billion on a fully diluted basis. The approval of the stockholders of Analogic was a condition to the closing of the merger agreement, which has now been satisfied.

Of the votes cast at Analogic’s special meeting held on June 21, 2018, 97.66% voted in favor of the merger agreement, which equates to 79.44% of all outstanding shares.

The transaction is expected to close on June 22, 2018. As previously announced, Analogic was granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the pending transaction. Upon the completion of the transaction, Analogic will become a privately held company and shares of Analogic’s common stock will no longer be listed on any public market.

Forward-Looking Statements

Statements in this press release regarding the proposed transaction between Altaris and Analogic, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect Analogic’s business and the price of its common stock; the failure to satisfy all of the closing conditions of the proposed merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed merger on Analogic’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the proposed merger may disrupt Analogic’s current plans and business operations; potential difficulties retaining employees as a result of the proposed merger; risks related to the diverting of management’s attention from Analogic’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Analogic related to the merger agreement or the proposed merger; risks relating to product development and commercialization, limited demand for the Company’s products, or the limited number of customers for such products; risks associated with competition; uncertainties associated with regulatory agency approvals; competitive pricing pressures; downturns in the economy; the risk of potential intellectual property litigation; acquisition related risks; and other factors discussed in our most recent quarterly and annual reports filed with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

About Analogic

Analogic provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. Analogic is recognized around the world for advanced imaging and real-time guidance technologies used for disease diagnosis and treatment as well as for automated threat detection. Analogic’s market-leading ultrasound systems, led by its flagship BK Ultrasound brand, used in procedure-driven markets such as urology, surgery, and point-of-care, are sold to clinical practitioners around the world. Analogic’s advanced imaging technologies are also used in computed tomography (CT), magnetic resonance imaging (MRI), and digital mammography systems, as well as automated threat detection systems for aviation security. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic and the globe logo are registered trademarks of Analogic Corporation.